UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2008

PRIMUS GUARANTY, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-32307	Not Required
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 8, 2008, Primus Guaranty, Ltd.(the “Company”) issued a press release announcing that its Board of Directors has authorized the use of up to $10 million of available cash to repurchase the company’s 7% senior notes due 2036, from time to time in the open market or in privately negotiated transactions at prices and upon terms approved by management. The foregoing description is qualified in its entirety by reference to the Press Release dated October 8, 2008, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On October 9, 2008, the Company issued a press release commenting on the impact of the announcement by Iceland’s Financial Supervisory Authority of the nationalization of Kaupthing bank hf. (“Kaupthing Bank”) in relation to the credit default swaps portfolio of Primus Financial Products, LLC. The foregoing description is qualified in its entirety by reference to the Press Release dated October 9, 2008, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 8, 2008 issued by the Registrant
99.2	Press Release dated October 9, 2008 issued by the Registrant

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.

By: /s/Richard Claiden
Richard Claiden
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial Officer)

Dated: October 9, 2008

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated October 8, 2008 issued by the Registrant
99.2	Press Release dated October 9, 2008 issued by the Registrant

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